UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

(Exact name of Registrant as specified in its charter)

California	0-14187	94-2940208
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/3, a California limited partnership (the “Registrant”), owns a 100% interest in Park Capitol Apartments (“Park Capitol”), a 135-unit apartment complex located in Salt Lake City, Utah.   As previously disclosed, on March 10, 2008, the Registrant and three other partnerships (together the “Selling Partnerships”) that own four apartment complexes containing an aggregate of 1,511 units entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Jackson Square Properties, LLC, a California limited liability company (the “Purchaser”), to sell four apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $128,500,000, $12,750,000 of which was to be allocated to Park Capitol. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the Registrant.

As previously disclosed, on April 14, 2008, pursuant to the terms of the Purchase Agreement, the Purchaser delivered written notice of its election to terminate the Purchase Agreement with respect to Park Capitol and one of the other three apartment complexes and the Purchase Agreement was thereby terminated with respect to Park Capitol.

On May 27, 2008, the Partnership and the Purchaser entered into a Fourth Amendment to Purchase and Sale Contract whereby the Purchase Agreement was reinstated with respect to Park Capitol and one of the other three apartment complexes.  The purchase price was reduced to a total sales price of $121,500,000, $12,250,000 of which is to be allocated to Park Capital. In addition, the closing date for Park Capitol was extended to June 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

June 2, 2008